UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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ALLIANT ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Alliant Energy Corporation
4902 North Biltmore Lane
P. O. Box 14720
Madison, WI 53708-0720

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 18, 2017

Alliant Energy Corporation is filing this Supplement in connection with the solicitation by its Board of Directors of proxies to be voted at the 2017 Annual Meeting of Shareowners to be held at 10:30 a.m. (Central Daylight Time) on Tuesday, May 23, 2017 at The Hotel at Kirkwood Center, 7725 Kirkwood Blvd., S.W., Cedar Rapids, Iowa 52404.

On page 63 of the Proxy Statement, under the heading “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING - 3. Who is entitled to vote at the Annual Meeting?” the number of shares of our common stock issued and outstanding as of March 29, 2017, the record date for the Annual Meeting, was incorrectly stated due to a clerical error. The correct number of shares of our common stock issued and outstanding on the record date was 227,823,278.

Other than the revision described in this Supplement, no other changes have been made to the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

This Supplement is dated April 20, 2017.